                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        STANLEY FURNITURE COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                                                                Preliminary Copy


                         Stanley Furniture Company, Inc.
                          1641 Fairystone Park Highway
                           Stanleytown, Virginia 24168



                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           To be held August 24, 2000

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Stanley Furniture Company, Inc. (the "Company") will be held at the Company's corporate headquarters, 1641 Fairystone Park Highway, Stanleytown, Virginia, on Thursday, August 24, 2000, at 11:00 A.M., for the following purposes:

     (1) To act upon a proposal, previously approved by the Board of Directors, to approve the Stanley Furniture Company, Inc. 2000 Incentive Compensation Plan; and

     (2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     The stockholders of record of the Company's common stock at the close of business on July 13, 2000 are entitled to notice of and to vote at this Special Meeting or any adjournment thereof.

     Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a stockholder may be revoked by that stockholder at any time prior to the voting of the proxy.

                                   By Order of the Board of Directors,

                                          Douglas I. Payne
                                          Secretary


July 20, 2000

                         Stanley Furniture Company, Inc.
                          1641 Fairystone Park Highway
                           Stanleytown, Virginia 24168

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS
                                 August 24, 2000


     The enclosed proxy is solicited by and on behalf of the Board of Directors of Stanley Furniture Company, Inc. (the "Company") for use at the Special Meeting of Stockholders (the "Special Meeting") to be held on Thursday, August 24, 2000, at 11:00 A.M., at the Company's corporate headquarters, 1641 Fairystone Park Highway, Stanleytown, Virginia, and any adjournment thereof. The matters to be considered and acted upon at such meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement and the related form of proxy are being mailed on or about July 20, 2000 to all holders of record of the Company's common stock, $.02 par value (the "Common Stock") on July 13, 2000. Shares of the Common Stock represented in person or by proxy will be voted as hereinafter described or as otherwise specified by the stockholder. Any proxy given by a stockholder may be revoked by such stockholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the meeting and voting in person.

     The cost of preparing, assembling and mailing the proxy, this proxy statement, and other material enclosed, and all clerical and other expenses of solicitations will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.


                                  VOTING RIGHTS

     On July 13, 2000 there were 7,346,734 Common Stock outstanding and entitled to vote. Each such share of Common Stock entitles the holder thereof to one vote.


                         STANLEY FURNITURE COMPANY, INC.
                        2000 INCENTIVE COMPENSATION PLAN

Introduction
------------

     The Board of Directors of the Company has approved and adopted the Stanley Furniture Company, Inc. 2000 Incentive Compensation Plan (the "2000 Plan") and directed that it be submitted to stockholders for approval. The principal features of the 2000 Plan are summarized below. The complete text of the plan is attached as Exhibit A.

     The 2000 Plan is intended to provide a means for selected employees and non-employee directors of the Company to increase their personal stock holdings in the Company, thereby stimulating their efforts and strengthening their desire to remain with the Company (references to the "Company" in this section will include any parent or subsidiary corporations).

         The Company's 1992 and 1994 Stock Option Plans authorize the issuance to key employees of up to 1.4 million shares of Common Stock, substantially all of which were covered by options granted before 1996. As a result of substantial option exercises during 2000, primarily by Albert L. Prillaman, Chairman, President and Chief Executive Officer of the Company, the number of outstanding unexercised options and shares remaining for issuance under these plans has been reduced to 416,466. As a result, the Board of Directors believes additional shares can now be made available for grant to key executives without creating inappropriate dilution to the Company's existing stockholders.

     To support and enhance the Company's compensation programs, the Board of Directors believes that it will be in the best interest of the Company to make grants of options under the 2000 Plan during the current year. The Board of Directors called the Special Meeting to obtain favorable accounting treatment for the new grants. Approval of the 2000 Plan at the Special Meeting rather than at the next annual meeting will conform to new accounting interpretations effective July 1, 2000. Under these interpretations, options granted before stockholder approval will result in a charge to earnings if the Company's stock price increases between the date of an option grant and the date of stockholder approval of the plan authorizing the option grant.

Eligibility and Administration
------------------------------

         All present and future employees of the Company and directors who are not employees are eligible to receive incentive awards under the 2000 Plan. The Company estimates that it has approximately 3,200 employees (seven of whom are officers) and five non-employee directors who may be eligible for incentive awards.

         The 2000 Plan will be administered by a committee of non-employee directors of the Company. The 2000 Plan is intended to comply with the provisions of SEC Rule 16b-3 and to meet the requirements for performance-based compensation under Internal Revenue Code Section 162(m). Unless otherwise determined by the Board of Directors, the committee administering the 2000 Plan will be the Compensation Committee of the Board of Directors. The committee has the power and complete discretion to select employees to receive incentive awards and to determine for each employee the nature of the incentive award and the terms and conditions of each incentive award. The Board of Directors has these same responsibilities with respect to incentive awards to non-employee directors.

Types of Incentive Awards That May Be Granted Under The 2000 Plan
-----------------------------------------------------------------

         Employees may receive incentive stock options, nonstatutory stock options and performance grants under the 2000 Plan. Non-employee directors may receive only nonstatutory stock options under the 2000 Plan. Performance grants are included in the 2000 Plan to comply with Code Section 162(m) and are payable in either cash or stock.

Amount of Stock Available For Incentive Awards
----------------------------------------------

         The Company has reserved 1,000,000 shares of Common Stock for issuance under the 2000 Plan. The maximum number of shares that can be issued under performance grants is 100,000. The maximum number of shares that can be issued to any one individual in any calendar year under Incentive Awards is 300,000. The maximum annual cash payment that can be made to any one individual under a performance grant is $2,000,000.

         If an incentive award under the 2000 Plan or the Company's prior stock option plans is cancelled, terminates or lapses unexercised, any unissued shares allocable to such incentive award may be subjected again to an incentive award under the 2000 Plan. The Plan prohibits option repricing in which the exercise price is reduced. The number of shares that may be issued under the 2000 Plan can be adjusted in the event of a future stock dividend, stock split or other similar events affecting the Common Stock.

     The Common Stock is traded on the Nasdaq-National Market, and on July __, 2000, the closing price was $___.

Stock Options
-------------

         The 2000 Plan authorizes grants of incentive stock options or nonstatutory stock options. Incentive stock options qualify for favorable tax treatment under Section 422 of the Internal Revenue Code, while nonstatutory stock options do not. The purchase price of Common Stock covered by either type of option may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Fair market value is the closing registered sales price of a share of Common Stock on the Nasdaq-National Market on the day prior to the date on which the value of Common Stock must be determined.

         Options may be exercised at such times as may be specified by the committee. The maximum term of any option is ten years from the date of grant. Incentive stock options may not be exercised after the first to occur of (i) ten years from the date of grant, (ii) three months from the participant's termination of employment with the Company for reasons other than death or disability, or (iii) one year from the participant's termination of employment due to death or disability. The committee may accelerate outstanding options upon a change in control of the Company.

         The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 2000 Plan or any other similar plan maintained by the Company is limited to $100,000 for each participant. A participant may pay the purchase price of an option in cash, or, if the participant's incentive award so permits, by delivering certain shares of Common Stock, or by exercising in a broker-assisted transaction.

Performance Grants
------------------

         Performance grants are subject to the achievement of pre-established performance goals and are administered to comply with the requirements of Code
Section 162(m). Performance goals use objective and quantifiable performance criteria. The permissible performance measures are cash flow; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations to capital spending; free cash flow; net income (including or excluding nonrecurring items and/or extraordinary items); net sales; price per share of Common Stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; sales volume; or total return to shareholders. The committee will set target and maximum amounts payable under the performance grant. The committee must make performance grants prior to the 90th day of the period for which the performance grant relates or before the completion of 25% of such period.

         The employee receives the appropriate payments if the performance goals were met. Payments under a performance grant can be cash, Common Stock, or both. The committee may permit an employee to make a prior election to defer payment under a performance grant, subject to such terms and conditions as the committee may determine.

Transferability of Awards
-------------------------

         Nonstatutory stock options and performance grants are transferable to the extent provided in the award agreement. Incentive stock options are not transferable except after death.

Amendment of the 2000 Plan and Awards
-------------------------------------

         The Board of Directors may amend the 2000 Plan in such respects as it deems advisable. To the extent required by law, stockholder approval of amendments is required to increase the total number of shares of Common Stock reserved under the Plan. The Board of Directors must obtain the consent of a participant to an amendment that adversely affects a participant's rights under an existing Incentive Award. However, the Board of Directors may unilaterally amend the 2000 Plan and incentive awards with respect to participants to ensure compliance with applicable laws and regulations.

Federal Income Tax Consequences
-------------------------------

         Generally, a participant in the 2000 Plan will not incur federal income tax when he is awarded an incentive stock option, nonstatutory stock option or performance grant.

         Upon exercise of a nonstatutory stock option, a participant generally will recognize compensation income equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price. Generally, such amounts will be included in the participant's gross income in the taxable year in which exercise occurs. The compensation income recognized by the participant is subject to income tax withholding by the Company.

         Upon exercise of an incentive stock option, a participant generally will not recognize income subject to tax, unless the participant is subject to the alternative minimum tax. If the participant holds the Common Stock acquired upon the exercise of an incentive stock option until the later of two years after the option was awarded to the participant or one year after the Common Stock was issued to the participant, then any profit or loss realized on the later sale or exchange of the Common Stock will be capital gain or loss.

         Payment under a performance grant in cash or stock will be ordinary income to participants in the year it is paid.

         If the incentive award so provides, a participant may pay the purchase price on the exercise of a nonstatutory stock option or an incentive stock option by delivery of cash or certain shares of Common Stock, or a combination of cash and Common Stock. Usually when a participant delivers shares of Common Stock in satisfaction of all, or any part, of the purchase price, no taxable gain is recognized on any appreciation in the value of the previously held Common Stock.

         Assuming that a participant's compensation is otherwise reasonable and that the statutory limitations on compensation deductions by publicly-held companies imposed under Section 162(m) of the Code do not apply, the Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an nonstatutory stock option or a performance grant recognizes ordinary compensation income in connection therewith, as described above. The Company generally does not receive a deduction in connection with the exercise of an incentive stock option, unless the participant disposes of Common Stock received upon exercise of such option in violation of the holding period requirements.

         This summary of Federal income tax consequences of incentive stock options, nonstatutory stock options and performance grants does not purport to be complete. There may also be state and local income taxes applicable to these transactions.

Effective Date and Termination
------------------------------

         The 2000 Plan becomes effective as of August 24, 2000. Unless sooner terminated by the Board of Directors, the Plan will terminate on August 24, 2010. No awards may be made under the 2000 Plan after its termination.

Vote Required
-------------

         Approval of the Stanley Furniture Company, Inc. 2000 Incentive Compensation Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock voting at the Special Meeting.

         The Board of Directors believes that approval of the 2000 Plan is in the best interest of all shareholders and, accordingly, recommends a vote "FOR" approval of the proposed 2000 Plan.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table
--------------------------

         The following table sets forth, for the years ended December 31, 1999, 1998 and 1997, the annual and long-term compensation for services in all capacities to the Company of those persons who at December 31, 1999 were the Company's Chief Executive Officer and the next four most highly compensated executive officers of the Company for the year ended December 31, 1999 (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                  Annual Compensation               Compensation
                                         ---------------------------------------    ------------
                                                                                     Securities
                                                                    Other Annual     Underlying       All Other
Name and Principal Position      Year     Salary         Bonus      Compensation   Options (#)(1)  Compensation (2)
---------------------------      ----     ------         -----      ------------   --------------  ----------------

ALBERT L. PRILLAMAN              1999   $  380,004    $  380,000   $     2,898            -        $    26,116
Chairman, President and          1998      350,040       350,000       280,610 (3)        -             26,116
Chief Executive Officer....      1997      350,040       350,000       298,570 (3)        -             25,380


DOUGLAS I. PAYNE                 1999   $  180,000    $  144,000   $        72            -        $     4,800
Senior Vice President -          1998      160,008       135,000            63            -              4,800
Finance and Administration,      1997      150,012        90,000           122            -              3,362
Secretary and Treasurer....



WILLIAM A. SIBBICK, JR.          1999   $  165,000    $  124,000   $       356            -        $     4,800
Senior Vice President -          1998      148,008       105,000           403            -              4,800
Sales......................      1997      136,008        60,000           444            -              3,557



JOHN W. JOHNSON                  1999   $  165,000    $  124,000   $     1,802            -        $     4,800
Senior Vice President -          1998      144,000       105,000         1,533         10,000            4,800
Manufacturing..............      1997      132,000        60,000         1,675            -              3,200



KELLY S. CAIN                    1999   $  159,996    $  120,000   $       131                     $     4,800
Senior Vice President -          1998      140,004       105,000           114            -              4,800
Product Development and          1997      124,008        60,000           178            -              3,788
Merchandising..............

------------
(1) All share and per share information in this proxy statement reflect a two-for-one stock split effective May 15, 1998.
(2) All Other Compensation listed for Mr. Prillaman reflects premiums paid by the Company in connection with a split-dollar life insurance agreement ($21,316 in 1999) and employer contributions to the Company's 401(k) Plan ($4,800 in 1999). The amounts for each of Messrs. Payne, Sibbick, Johnson and Cain reflect employer contributions to the Company's 401(k) Plan.
(3) Includes forgiveness of interest and principal, and payroll taxes paid by the Company, with respect to a loan under the Executive Loan Plan for Mr. Prillaman of $270,512 for 1998 and $283,837 for 1997.

Option Value Table
------------------

         The following table sets forth information concerning the year-end number and value of unexercised options for each of the Named Executive Officers.

                               AGGREGATED OPTION EXERCISES IN 1999 AND 1999 YEAR END OPTION VALUES

                                                         Number of Securities         Value of Unexercised
                                                        Underlying Unexercised        In-the-Money Options
                             Shares                   Options at Fiscal Year End    At Fiscal Year End ($) (1)
                          Acquired on     Value       --------------------------    --------------------------
         Name             Exercise (#)  Realized ($)             (#)
         ----             -----------   ------------             ---
                                                     Exercisable   Unexercisable   Exercisable   Unexercisable
                                                     -----------   -------------   -----------   -------------
Albert L. Prillaman ....     70,000      $1,355,825   330,420(2)        --          $4,419,368     $    --
Douglas I. Payne .......     11,686         222,833    81,000          4,000         1,051,125        40,750
William A. Sibbick, Jr..     10,000         155,755    51,006           --             697,830          --
John W. Johnson ........       --              --      59,000          6,000           751,250          --
Kelly S. Cain ..........     17,252         269,843    23,000          1,000           312,750        12,313

----------
(1) In-the-money options are those for which the December 31, 1999 fair market value of the underlying shares of Common Stock (as determined by the closing price on The Nasdaq Stock Market) exceeds the exercise price of the option.
(2) In March 2000, Mr. Prillaman exercised all of his outstanding options and purchased 330,420 shares of Common Stock with a realized value of $3,696,574. Mr. Prillaman delivered a promissory note in payment of the exercise price and withholding taxes. The promissory note, which was approved by the Compensation Committee pursuant to the Company's 1994 Stock Option Plan, is for an aggregate principal amount of $2,584,982.70, bears interest at 6.71% per annum and provides for a balloon payment at maturity in April 2005 in an amount equal to the aggregate principal amount plus interest of $991,723.28. The note is secured by a pledge of the acquired Common Stock and may be prepaid without penalty.


Employment Agreements
---------------------

         Mr. Prillaman has an employment agreement with the Company that provides that he has the duties of President, Chief Executive Officer and Chairman of the Board of Directors of the Company at a base salary, which was initially $275,000 per year, subject to annual upward adjustment by the Board. Mr. Prillaman is also entitled to a graduated bonus amount up to a maximum of 80% of his then current base salary, contingent upon the achievement of certain threshold profit objectives to be determined by the Board at the beginning of each year. The agreement is automatically extended for an additional one year term at the end of each year unless either party to the agreement gives notice on or before November 1 of any year that the agreement will not be extended. In the event of such notice, employment terminates as of December 31 of the year in which such notice is given. If the Company gives such notice, Mr. Prillaman is entitled to severance pay during the two years following termination in an amount equal to his base salary plus the average of bonuses paid for the three fiscal years preceding the year in which notice of termination is given. Mr. Prillaman is entitled to receive the total severance pay in a single payment in the event a change in control (as defined in the agreement) occurs. During the two years after such a change of control, Mr. Prillaman is entitled to terminate his employment with the Company and receive such severance pay in a single payment. The agreement provides that Mr. Prillaman will not compete with the Company for two years after termination of the employment agreement, except that this non-competition covenant does not apply if: (i) Mr. Prillaman terminates his employment within two years after a change of control or (ii) Mr. Prillaman voluntarily terminates his employment and the Company does not elect to pay severance to Mr. Prillaman.

         In addition, the Company has entered into employment agreements with the following executives: Douglas I. Payne, William A. Sibbick, Jr., John W. Johnson, and Kelly S. Cain. Each of these employment agreements is on similar terms as those discussed above with respect to Mr. Prillaman, with the following exceptions: Mr. Payne serves as Senior Vice President - Finance and Administration, Treasurer and Secretary of the Company, his base salary is at least $136,000, and he is entitled to receive a potential annual bonus of $50,000, subject to upward adjustment; Mr. Sibbick serves as Senior Vice President - Sales, his base salary is at least $165,000, and he is entitled to receive a potential annual bonus of $124,000, subject to upward adjustment; Mr. Johnson serves as Senior Vice President - Manufacturing, his base salary is at least $165,000, and he is entitled to receive a potential annual bonus of $124,000, subject to upward adjustment; and, Mr. Cain serves as Senior Vice President - Product Development and Merchandising, his base salary is at least $160,000, and he is entitled to receive a potential annual bonus of $120,000, subject to upward adjustment. In addition, during the first year after a change of control (as defined in the agreement) Messrs. Sibbick, Johnson, and Cain are entitled to terminate their employment with the Company and receive severance pay only if: (i) their base salary is reduced,
(ii) they are not in good faith considered for an annual bonus, (iii) they are denied certain customary fringe benefits, (iv) their place of employment is relocated further than 100 miles from their current place of employment, or (v) their duties and responsibilities are substantially reduced.

         In connection with the employment agreement with Mr. Prillaman, the Company has entered into a split-dollar life insurance agreement under which the Company has agreed to pay premiums with respect to a life insurance policy for Mr. Prillaman until the cash surrender value of the policy and all paid up additions are sufficient to repay the Company all premiums and other amounts paid by it and to maintain the policy's death benefit at a level no less than the policy's initial face amount without further premium payments. At such time, Mr. Prillaman is obligated to repay such premiums to the Company. Mr. Prillaman has executed a collateral assignment of his policy in favor of the Company to secure repayment to the Company of the premiums paid on such policy. The initial face amount of the policy for Mr. Prillaman is $1 million. During the year ended December 31, 1999, the Company paid $21,316 in premiums for the policy of Mr. Prillaman.

Defined Benefit Pension Plans
-----------------------------

         The Company maintains a qualified defined benefit pension plan for all its eligible employees, The Stanley Retirement Plan, and also maintains a nonqualified, unfunded supplemental retirement plan for certain of its employees. Effective on December 31, 1995, future benefit accruals under both plans were curtailed. Although participants continue their participation in both plans, additional benefits do not accrue. The accrued monthly benefit under The Stanley Retirement Plan, assuming retirement at age 65, for each of the Named Executive Officers through December 31, 1995, was: Albert L. Prillaman, $5,244; Douglas I. Payne, $993; William A. Sibbick, Jr., $515; John W. Johnson, $2,864; and Kelly S. Cain, $692. The accrued monthly benefit under the Supplemental Retirement Plan, assuming retirement at age 65, for each of the Named Executive Officers through December 31, 1995, was: Albert L. Prillaman, $8,838; Douglas I. Payne, $591; William A. Sibbick, Jr., $0; John W. Johnson, $1,422; and Kelly S. Cain $322.

Compensation of Directors
-------------------------

         Each director of the Company, other than Robert G. Culp, III and Albert
L. Prillaman, received compensation in the amount of $15,000 for serving as a director in 1999. Mr. Culp received $7,500 in 1999. Mr. Prillaman did not receive any separate compensation for serving in that capacity during 1999. The annual compensation for outside directors of the Company will be increased to $20,000 for 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of July 13, 2000, by each stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and director nominee, by each of the Named Executive Officers and by all directors and executive officers as a group:

                                                                           Amount and Nature          Percent
                              Name                                      of Beneficial Ownership       of Class
                              ----                                      -----------------------       --------
FMR Corp. (a)....................................................               702,100 (a)              9.6%
Brinson Partners, Inc. and affiliated entities (b)...............               607,932 (b)              8.3%
T. Rowe Price Associates, Inc. (c)...............................               567,500 (c)              7.7%
Albert L. Prillaman (d)..........................................               548,214                  7.5%
Dimensional Fund Advisors Inc.(e)................................               516,100 (e)              7.0%
J.P. Morgan & Co. Incorporated (f)...............................               512,600 (f)              7.0%
Muhlenkamp & Company, Inc. and affiliated entities (g)...........               507,910 (g)              6.9%
Investment Counselors of Maryland, Inc. (h)......................               359,000 (h)              4.9%
Douglas I. Payne (d).............................................                86,000 (i)              1.2%
John W. Johnson (d)..............................................                63,097 (j)              (l)
William A. Sibbick, Jr. (d)......................................                51,006 (k)              (l)
Kelly S. Cain (d)................................................                25,158 (l)              (l)
Edward J. Mack (d)...............................................                11,232                  (l)
David V. Harkins (n).............................................                 5,000                  (l)
T. Scott Mcllhenny (d)...........................................                 2,600                  (l)
Thomas L. Millner (d)............................................                 1,800                  (l)
Robert G. Culp, III (d)..........................................                   300                  (l)
All directors and executive officers as a group (11 persons).....               803,107 (o)             10.6%

------------------------
(a) The information concerning the shares beneficially owned by FMR Corp. is based upon the Schedule 13G/A filed with the SEC February 14, 2000 by FMR Corp. together with Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 702,100 shares of Common Stock as a result of acting as investment advisor to Fidelity Low-Priced Stock Fund, which owned all 702,100 shares. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and Fidelity Low-Priced Stock Fund each has sole power to dispose of the 702,100 shares owned by Fidelity Low-Priced Stock Fund. Neither Edward C. Johnson 3d nor FMR Corp. has sole power to vote or direct the voting of the shares owned directly by Fidelity Low-Priced Stock Fund, which power resides with the Board of Trustees of Fidelity Low-Priced Stock Fund. The principal business address of FMR Corp., Fidelity and Fidelity Low-Priced Stock Fund is 82 Devonshire Street, Boston, Massachusetts 02109.
(b) The beneficial ownership information with respect to Brinson Partners, Inc. ("BPI") is based upon the Schedule 13G/A filed with the SEC February 11, 2000 by BPI together with UBS AG ("UBS AG"). BPI is an indirect, wholly-owned subsidiary of UBS AG. The Schedule 13G/A indicates that UBS AG, through its ownership of BPI and otherwise, has sole voting and shared dispositive power with respect to 607,932 shares and that BPI has sole voting and shared dispositive power with respect to 604,032 of such shares. BPI and UBS AG disclaim beneficial ownership of such shares. The principal business address of BPI is 209 South LaSalle, Chicago, Illinois 60604. The principal business address of UBS AG is Bahnhofstrasse 45, 8021, Zurich, Switzerland.
(c) The beneficial ownership information for T. Rowe Price Associates, Inc. ("Price Associates") is based upon the Schedule 13G/A filed with the SEC February 8, 2000 by Price Associates together with T. Rowe Price Small-Cap Value Fund, Inc. ("TRP Small-Cap"). Price Associates has sole dispositive power with respect to 567,500 shares (and has sole voting power with respect to 128,000 of such shares). Such shares are owned by various individual and institutional investors, including TRP Small-Cap (which has sole voting power with respect to 400,000 of such shares, representing 5.6% of the shares outstanding) which Price Associates serves as investment advisor. Price Associates disclaims beneficial ownership of such shares. The principal business address of Price Associates and TRP Small-Cap is 100
     E. Pratt Street, Baltimore, Maryland 21202.
(d) The business address for such persons is c/o Stanley Furniture Company, Inc., 1641 Fairystone Park Highway, Stanleytown, Virginia 24168.
(e) The beneficial ownership information with respect to Dimensional Fund Advisors Inc. ("Dimensional") is based upon its Schedule 13G/A filed with the SEC February 3, 2000. Dimensional has sole voting and dispositive power with respect to 516,100 shares in its capacities as investment advisor to four investment companies and investment manager to certain other investment vehicles (collectively, the "Dimensional Funds"). Such shares are owned by the Dimensional Funds, and Dimensional disclaims beneficial ownership of such shares. The principal business address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(f) The beneficial ownership information with respect to J.P. Morgan & Co. Incorporated ("J.P. Morgan") is based upon its Schedule 13G/A filed with the SEC February 14, 2000. The Schedule 13G/A indicates that J.P. Morgan has sole voting power with respect to 431,900 shares and sole dispositive power with respect to 512,600 shares. The principal business address of J.P. Morgan is 60 Wall Street, New York, New York 10260.
(g) The beneficial ownership information with respect to Muhlenkamp & Company, Inc. ("Muhlenkamp & Co.") is based upon its Schedule 13G filed with the SEC February 28, 2000. The Schedule 13G indicates that Muhlenkamp & Co. has shared voting and dispositive power with respect to 507,910 shares. The principal business address of Muhlenkamp & Co. is 12300 Perry Highway, Wexford, Pennsylvania 15090.
(h) The beneficial ownership information with respect to Investment Counselors of Maryland, Inc. ("Investment Counselors of Maryland") is based upon its
     Schedule 13G filed with the SEC February 10, 2000. The Schedule 13G indicates that Investment Counselors of Maryland has sole voting power with respect to 316,000 shares, shared voting power with respect to 43,000 shares and sole dispositive power with respect to 359,000 shares. The principal business address of Investment Counselors of Maryland is 803 Cathedral Street, Baltimore, Maryland 21201-5297.
(i) Includes 81,000 shares which could be acquired through the exercise of stock options.
(j) Includes 59,000 shares which could be acquired through the exercise of stock options.
(k)  Less than 1%.
(l) Represents 51,006 shares which could be acquired through the exercise of stock options.
(m) Mr. Cain has sole voting power and dispositive power with respect to 1,100 shares and shared voting and dispositive power with respect to 1058 shares. Includes 23,000 shares which could be acquired through the exercise of stock options.
(n) The business address for such person is c/o Thomas H. Lee Company, 75 State Street, Boston, Massachusetts 02109.
(o) Includes 222,706 shares which could be acquired through the exercise of stock options.


                                 OTHER BUSINESS

         Management knows of no other business which will be presented for consideration at the Special Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.


                             ADDITIONAL INFORMATION

         Voting Procedures. Votes will be tabulated by one or more Inspectors of Elections. Approval of the 2000 Plan and any other matters properly brought before the meeting will require the affirmative vote of the holders of at least a majority of the shares of outstanding Common Stock represented at the meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently.

         A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote on a matter will count toward a quorum. "Broker non-votes" will not count toward a quorum and will not be voted on any matter to be considered at the meeting.

         Stockholder Proposals for 2001 Annual Meeting. Any stockholder desiring to present a proposal to the stockholders at the 2001 Annual Meeting and who desires that such proposal be included in the Company's proxy statement and proxy card relating to that meeting, must transmit such to the Secretary of the Company so that it is received at the Company's principal executive offices on or before November 10, 2000. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations. With respect to stockholder proposals that are not included in the proxy statement for the 2001 Annual Meeting, the persons named in the proxy solicited by the Company's Board of Directors for the 2001 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including with respect to proposals received by the Company after January 24, 2001.

                                      By Order of the Board of Directors,

                                               Douglas I. Payne
                                                   Secretary
July 13, 2000

                                                                       Exhibit A

                         STANLEY FURNITURE COMPANY, INC.

                        2000 INCENTIVE COMPENSATION PLAN

       1. Purpose. The purpose of this Stanley Furniture Company, Inc. 2000 Incentive Compensation Plan (the "Plan") is to further the long term stability and financial success of Stanley Furniture Company, Inc. ("Stanley Furniture" or the "Company"), and its Subsidiaries by attracting and retaining employees and non-employee directors through the use of cash and stock incentives. It is believed that ownership of Company Stock and the use of cash incentives will stimulate the efforts of those employees and directors upon whose judgment and interests the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to such employees and directors under this Plan will strengthen their desire to remain with the Company and will further identify their interests with those of the Company's shareholders. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3.

       2. Definitions. As used in the Plan, the following terms have the meanings indicated:

          (a)  "Act" means the Securities Exchange Act of 1934, as amended.

          (b) "Applicable Withholding Taxes" means the aggregate minimum statutory amount of federal, state and local income and payroll taxes that an Employer is required to withhold in connection with any Performance Grant, or any exercise of a Nonstatutory Stock Option.

          (c)  "Board" means the Board of Directors of Stanley Furniture.

          (d) "Change in Control" means an event described in (i), (ii), (iii), or (iv):

               (i) The acquisition by a Group of Beneficial Ownership of 35% or more of the Stock or the Voting Power of the Company, but excluding for this purpose: (A) any acquisition by the Company (or a subsidiary), or an employee benefit plan of the Company; (B) any acquisition of common stock of the Company by management employees of the Company; or (C) any acquisition by a Group that owns 10% or more of the Stock or Voting Power of the Company on the effective date of the Plan. "Group" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Act, "Beneficial Ownership" has the meaning in Rule 13d-3 promulgated under the Act, "Stock" means the then outstanding shares of common stock, and "Voting Power" means the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors.

               (ii) Individuals who constitute the Board on the effective date of the Plan (the "Incumbent Board") cease to constitute at least a majority of the Board, provided that any director whose nomination was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board unless such individual's initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act).

               (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, in which the owners of more than 50% of the Stock or Voting Power of the Company do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the Stock or Voting Power of the corporation resulting from such reorganization, merger or consolidation.

               (iv) A complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

          (e)  "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means the Compensation Committee of the Board, provided that, if any member of the Compensation Committee does not qualify as both an outside director for purposes of Code section 162(m) and a non-employee director for purposes of Rule 16b-3, the remaining members of the committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

          (g) "Company Stock" means common stock of Stanley Furniture. In the event of a change in the capital structure of Stanley Furniture (as provided in Section 12), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

          (h) "Covered Employee" means any employee who is or, in the determination of the Committee, may be a "covered employee" within the meaning of Code section 162(m).

          (i) "Date of Grant" means the date on which the Committee grants an Incentive Award.

          (j) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, a physical or mental condition that prevents the Participant from performing his customary duties with the Company. The Committee shall determine whether a Disability exists on the basis of competent medical evidence, and such determination shall be conclusive.

          (k) "Employer" means Stanley Furniture and each Subsidiary that employs one or more Participants.

          (l) "Fair Market Value" means the closing registered sale price of a share of Company Stock on the Nasdaq-National Market on the day prior to the Date of Grant or any other date for which the value of Company Stock must be determined under the Plan.

          (m) "Incentive Award" means, collectively, a Performance Grant or the award of an Option under the Plan.

          (n) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

          (o) "Mature Shares" means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

          (p) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

          (q) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

          (r) "Participant" means any employee of Stanley Furniture or a Subsidiary who receives an Incentive Award under the Plan.

          (s) "Performance Criteria" means any of the following areas of performance of Stanley Furniture: cash flow; cost reduction (or limits on cost increases); debt to capitalization; debt to equity;

earnings; earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations to capital spending; free cash flow; net income (including or excluding nonrecurring items and/or extraordinary items); net sales; price per share of Company Stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; sales volume; or total return to shareholders. Any Performance Criteria may be used to measure the performance of Stanley Furniture as a whole or any business unit of Stanley Furniture. As determined by the Committee, any Performance Criteria shall be calculated in accordance with Stanley Furniture's public financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of a Performance Grant which is consistently applied. The Committee shall have the power and complete discretion to determine the methodology for the calculation of Performance Criteria.

                  (t) "Performance Goal" means an objectively determinable performance goal established by the Committee with respect to a given Performance Grant that relates to one or more Performance Criteria.

                  (u) "Performance Grant" means an Incentive Award made pursuant to Section 8.

                  (v)  "Plan Year" means January 1 to December 31.

                  (w) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

                  (x) "Subsidiary" means any corporation in which Stanley Furniture owns stock possessing at least 50 percent of the combined voting power of all classes of stock or which is in a chain of corporations with Stanley Furniture in which stock possessing at least 50% of the combined voting power of all classes of stock is owned by one or more other corporations in the chain.

     3. General. The following types of Incentive Awards may be granted under the Plan: Performance Grants or Options. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

     4. Stock. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of one million (1,000,000) shares of Company Stock, which shall be authorized, but unissued shares, plus any shares of Company stock allocated to awards under any prior plan of the Company that are forfeited, expire, or are cancelled without delivery of shares. Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, such number shall include the number of shares of Company Stock surrendered by a Participant or retained by Stanley Furniture in payment of Applicable Withholding Taxes and any Mature Shares surrendered by a Participant upon exercise of an Option or in payment of Applicable Withholding Taxes. No more than three hundred thousand (300,000) shares of Company Stock may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any single Plan Year. No more than one hundred thousand (100,000) shares may be issued to Participants under Performance Grants.

         5.  Eligibility.

                  (a) All present and future employees of Stanley Furniture and its Subsidiaries (whether now existing or hereafter created or acquired) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 13, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award.

                  (b) The grant of an Incentive Award shall not obligate an Employer to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.


         6.  Stock Options.

                  (a) The Committee may make grants of Options to Participants. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject.

                  (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant. The maximum term for an Option shall be ten years from the Date of Grant.

                  (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that, the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

                           (i) No Option may be exercised as an Incentive Stock
                  Option after the first to occur of (x) ten years from the Date of Grant, (y) three months following the date of the Participant's retirement or termination of employment with all Employers for reasons other than Disability or death, or (z) one year following the date of the Participant's termination of employment on account of Disability or death.

                  (ii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of any Employer shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee granting the Option may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

                  (d) The Committee is expressly prohibited from reducing the exercise price of an Option after the Date of Grant (except as provided in Section 12) and from making a new Incentive Award in the form of an Option if the exercise price of the new Option is less than the exercise price of the Option under an existing Incentive Award surrendered for cancellation.

         7.  Method of Exercise of Options.

                  (a) Options may be exercised by the Participant giving written notice of the exercise to the Employer, stating the number of shares the Participant has elected to purchase under the Option. The notice shall be effective if accompanied by the exercise price in full in cash or, if the terms of an Option permit, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or proceeds of a loan from the broker with respect to the sale of Company Stock or a broker loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes.

                  (b) Stanley Furniture may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed to comply with federal or state securities laws. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

                  (c) Each Participant shall agree as a condition of the exercise of an Option to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option.

                  (d) As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Option so provides, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

         8.  Performance Grants.

                  (a) Performance Grants may be made to any Participant. Each Performance Grant shall be evidenced by an agreement (a "Grant Agreement") setting forth the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and such other terms and conditions as are applicable to the Performance Grant. Each Performance Grant shall be granted and administered to comply with the requirements of Code section 162(m). The aggregate maximum cash amount payable under the Plan to any Participant in any Plan Year shall not exceed $2,000,000. In the event of any conflict between a Grant Agreement and the Plan, the terms of the Plan shall govern.

                  (b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

                  (c) The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

                  (d) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Grant Agreement. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

                  (e) Performance Grants will be paid in cash, Company Stock or both, at such time or times as are provided in the Grant Agreement. The Committee may provide in the Grant Agreement that the Participant may make an election to defer the payment under a Performance Grant subject to such terms and conditions as the Committee may determine.

                  (f) Nothing contained in the Plan will be deemed in any way to limit or restrict any Employer or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

                  (g) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant. The Company Stock may be issued without cash consideration.

                  (h) A Participant's interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

                  (i) Whenever payments under a Performance Grant are to be made in cash, the Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving a Performance Grant payable in the form of Company Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to such Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Grant Agreement so provides, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

         9. Transferability of Incentive Awards. Nonstatutory Stock Options shall not be transferable by a Participant and exercisable by a person other than the Participant, except as expressly provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant. Performance Grants shall not be transferable unless expressly provided in the Incentive Award.

         10. Effective Date of the Plan. The effective date of the Plan is August 24, 2000. The Plan shall be submitted to the shareholders of Stanley Furniture for approval. Until (i) the Plan has been approved by Stanley Furniture's shareholders, and (ii) the requirements of any applicable Federal or State securities laws have been met, no Option granted shall be exercisable.

         11. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on August 24, 2010. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by law, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section
12), unless such change is authorized by the shareholders of Stanley Furniture. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.

         12. Change in Capital Structure.

                  (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which Stanley Furniture is the surviving corporation or other change in Stanley Furniture's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of Stanley Furniture), the number and kind of shares of stock or securities of Stanley Furniture to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan under Section 4, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the maximum number of shares that can be issued under Performance Grants, the exercise price of Options, the terms of Incentive Awards and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

                  (b) If Stanley Furniture is a party to a consolidation or a merger in which Stanley Furniture is not the surviving corporation, a transaction that results in the acquisition of substantially all of Stanley Furniture's outstanding stock by a single person or entity, or a sale or transfer of substantially all of Stanley Furniture's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

                  (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

         13. Administration of the Plan.

                  (a) The Plan shall be administered by the Committee. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the power and complete discretion to determine:

                  (i) which eligible employees shall receive Incentive Awards and the nature of each Incentive Award, (ii) the terms and conditions of any Incentive Award, (iii) whether all or any part of an Incentive Award shall be accelerated upon a Change in Control, (iv) the number of shares of Company Stock to be covered by each Incentive Award, (v) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (vi) the time or times when an Incentive Award shall be granted,
                  (vii) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (viii) the manner in which payment will be made upon the exercise of Options, (ix) the terms of Incentive Awards about payment of Applicable Withholding Taxes, and (x) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Except as provided in Section 6 or Section 11, the Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

                  (b) The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Employer, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                  (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

                  (d) This subsection will apply if Stanley Furniture is involved in any merger or similar transaction that Stanley Furniture intends to treat as a "pooling of interest" for financial reporting purposes. In this case, the Committee may amend the terms of any Incentive Award or of the Plan to the extent that Stanley Furniture's independent accountants determine that such terms would preclude the use of "pooling of interest" accounting. The authority of the Committee to amend the terms of any Incentive Award or of the Plan includes, without limitation, the right (i) to rescind or suspend any terms that are contingent on a Change in Control, such as the acceleration of vesting; (ii) to modify Incentive Awards to comply with prior practices of Stanley Furniture as to terms of Incentive Awards; (iii) to provide for payment to the optionee of Common Stock or stock of the other party to the transaction equal to the fair value of the Incentive Award; and (iv) to suspend any provisions for payment of an Incentive Award in cash. The authority of the Committee under this subsection may be exercised in the Committee's sole and complete discretion.

         14. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to Stanley Furniture -- at the principal business address of Stanley Furniture to the attention of the Corporate Secretary of Stanley Furniture; and (b) if to any Participant -- at the last address of the Participant known to the sender at the time the notice or other communication is sent.

         15. Interpretation. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the State of Delaware.

         16. Grants To Outside Directors. In addition to the Incentive Awards otherwise provided under the Plan, the Plan also permits the award of Nonstatutory Stock Options to directors on the Board if such directors are not employees of Stanley Furniture ("Outside Directors"). The Board shall have the power and complete discretion to select Outside Directors to receive Incentive Awards. The Board shall have the complete discretion, under provisions consistent with Sections 6 and 11 as to Participants, to determine the terms and conditions, the nature of the award and the number of shares to be allocated as part of each Incentive Award for each Outside Director. The grant of an Incentive Award shall not obligate Stanley Furniture to make further grants to the Outside Director at any time thereafter or to retain any person as a director for any period of time.

                                                                Preliminary Copy

REVOCABLE PROXY
                         STANLEY FURNITURE COMPANY, INC.

                Special Meeting of Stockholders - August 24, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Douglas I. Payne and David W. Robertson and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Stanley Furniture Company, Inc. (the "Company") held of record by the undersigned on July 13, 2000, at the Special Meeting of Stockholders to be held August 24, 2000, and at any adjournment thereof.

(1)  Approval of Stanley Furniture Company, Inc. 2000 Incentive Compensation
     Plan.
                  FOR                AGAINST                     ABSTAIN

(2) In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

     All as more particularly described in the Company's Proxy Statement for the Special Meeting of Stockholders to be held on August 24, 2000, receipt of which is hereby acknowledged.

                          (Continued and to be dated and signed on reverse side)
--------------------------------------------------------------------------------

                         (continued from reverse side)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEM (1), AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

                                Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

                                Dated ___________________________________, 2000.

                                ------------------------------------------------

                                ------------------------------------------------

                                Please promptly mark, date, sign, and mail this Proxy Card in the enclosed envelope. No postage is required.